UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

Next 1 Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2012, Next 1 Interactive, Inc. (the “Company”) and entities affiliated with Don Monaco, a director of the Company, entered into amendments with respect to $250,000, $250,000, $300,000 and $200,000 aggregate principal amount of secured convertible promissory notes (the “Notes”) pursuant to which such Notes were amended so that each Note is convertible into shares of the Company’s Series A 10% Cumulative Convertible Preferred Stock on a one for one basis. Prior to the amendments, each Note was convertible into shares of the Company’s common stock based on a conversion price equal to 90% of the average closing price of the common stock during the ten (10) trading days prior to conversion, with a minimum conversion price of $0.05 per share. The form of amendments to the Notes is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 2 dated as of January 30, 2012 to Secured Convertible Promissory Note dated as of August 15, 2011.

10.2 Amendment No. 2 dated as of January 30, 2012 to Secured Convertible Promissory Note dated as of August 26, 2011.

10.3 Amendment No. 2 dated as of January 30, 2012 to Secured Convertible Promissory Note dated as of October 4, 2011.

10.4 Amendment No. 2 dated as of January 30, 2012 to Secured Convertible Promissory Note dated as of October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: February 2, 2012	By:	/s/ William Kerby
William Kerby
Chief Executive Officer